Exhibit 10.1

ARMSTRONG WORLD INDUSTRIES, INC. 2500 COLUMBIA AVE., P.O. BOX 3001 LANCASTER, PA 17604 717.397.0611 www.armstrong.com
April 5, 2010
Thomas B. Mangas
Senior Vice President & CFO
Subject: 2010 Long-Term Incentive Equity Grant
Dear Tom:
This letter is to inform you that Armstrong’s Management Development and Compensation Committee granted you 63,172 stock options effective April 1, 2010 as part of company’s long-term incentive program. This award provides meaningful incentive to strive for the aspirational targets which have been established, and recognizes the importance of your impact on the company’s performance.
The award is subject to the terms of the 2006 Long-Term Incentive Plan and this grant letter. Each stock option entitles you to purchase one share of AWI common stock at an exercise price equal to $38.06, the New York Stock Exchange closing price of AWI stock on April 1, 2010. You may pay the option exercise price in cash or by delivering shares of AWI stock you have owned for at least six months.
The options are non-qualified and have a ten-year term starting April 1, 2010. They will vest and become exercisable in three installments at one, two and three years as follows: 21,057 shares on April 1, 2011; 21,057 shares on April 1, 2012; and 21,058 shares on April 1, 2013.
Employment Events
The following chart outlines the provisions which apply to the grant for various employment events:

Event	Provisions

Voluntary resignation	•	Forfeit vested and unvested options

Retirement	•	Forfeit unvested options

	•	5 years or expiration to exercise vested options

Involuntary termination	•	Forfeit unvested options

	•	3 months or expiration to exercise vested options

Willful, deliberate or gross misconduct	•	Forfeit vested and unvested options

Death	•	Accelerated vesting if death occurs after 12/31/10, otherwise forfeit

	•	3 years or expiration (minimum 1 year from death) to exercise options

Long-Term disability	•	Accelerated vesting if disability occurs after 12/31/10, otherwise forfeit

	•	3 years or expiration to exercise options

Please contact Eileen Beck (x4050) if you have questions.

Sincerely,
/s/ Jeffrey D. Nickel
Jeffrey D. Nickel
Senior Vice President, General Counsel & Secretary
Enclosure
2006 Long-Term Incentive Plan

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